UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Platinum Energy Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-176566	27-3401355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1601

Houston, Texas 77027

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 713-622-7731

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 21, 2012, Platinum Energy Solutions, Inc. issued a press release announcing that on March 15, 2012 it completed its registered exchange offer to exchange up to $173.1 million in aggregate principal amount of 14.250% Senior Secured Notes due 2015 (the “Exchange Notes”) for a like principal amount of 14.250% Senior Secured Notes due 2015 (the “Existing Notes”), of which $115 million of Existing Notes were issued and sold on March 3, 2011 (the “Original Notes”), $8.1 million of Existing Notes were issued as of September 1, 2011 upon capitalization of the interest payment on the Original Notes due on such date; and $50 million of Existing Notes were issued and sold on September 29, 2011, each in a transaction exempt from registration under the Securities Act. An aggregate of $172.8 million in principal amount of Existing Notes were tendered in the exchange offer, and $172.8 million in aggregate principal amount of Exchange Notes were issued at the closing of the exchange offer.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY SOLUTIONS, INC.

Date: March 21, 2012	By:	/s/ J. Clarke Legler, II
Name: J. Clarke Legler, II
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 21, 2012.

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